EXHIBIT 32.0

WRITTEN CERTIFICATION of

CHIEF EXECUTIVE OFFICER and CHIEF FINANCIAL OFFICER

PURSUANT to 18 U.S.C. SECTION 1350

The undersigned, the Chief Executive Officer and the Chief Financial Officer of EFJ, Inc. (the “Company”), each hereby certifies that, to the best of each of their knowledge:

the Company’s Report on Form 10-Q for the quarterly period ending March 31, 2005 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ Michael E. Jalbert
Michael E. Jalbert
Chief Executive Officer
May 03, 2005

/S/ Jana Ahlfinger Bell
Jana Ahlfinger Bell
Chief Financial Officer
May 03, 2005

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350.